Exhibit No. 99.1

ZVUE Adds Three New Board Members

Company Regains Compliance with NASDAQ Independent Director and Audit Committee Constitution Requirements; Goldfischer Resigns

SAN FRANCISCO, CA- October 27, 2008---ZVUE Corporation (NASDAQ: ZVUE), a global digital entertainment company, today announced the addition of three members effective October 24, 2008 to its Board of Directors, and as a result, regained compliance with NASDAQ’s rules regarding the number of independent directors and audit committee members. The new members of ZVUE’s Board of Directors are, Mr. Mart Bailey, Mr. Jason Lyons, and Mr. Mark Mansfield.

Mr. Bailey founded Callaway Private Equity Partners in 2000 to serve the private financing needs of emerging growth companies having worked on over $300 million in venture capital and private equity transactions in the U.S. and China. Prior to Callaway, Mr. Bailey was with Bear Stearns and a Bear Stearns spin off, The Shemano Group, serving as director of private equity. Currently, Mr. Bailey is the Founder of the US China Green Tech Conference Series in San Francisco, Shanghai, and Beijing, a dialogue between U.S. and Chinese business leaders working on energy efficiency and renewable and clean energy. He serves on the Boards of the Berkeley China Initiative (BCI) and the Berkeley Chinese Alumni International Association (BCAIA), and is an advisor to the Bay Area Council and the Asia Society of Northern California. Mr. Bailey is a graduate of UC Berkeley and Beijing University, with majors in East Asian Studies, and Chinese. In addition to his board responsibilities Mr. Bailey will join the Audit and Compensation committees.

Mr. Lyons has an extensive and diversified career in the financial services industry. From July 2003 to the present, he has served as Chairman of Lyons Capital, which is engaged in strategic consulting and venture capital. Earlier in his career he was a Managing Director at Sunrise Securities Corporation, an investment banking firm assisting public and private firms in obtaining financing, facilitating SPACs, launching IPOs, and overseeing PIPE transactions. Mr. Lyons has also held various senior levels positions with investment banking firms, including CIBC, Oppenheimer & Co., and Bear Stearns. During his career he has assisted many public and private companies in various capacities, and has also overseen investments on behalf of institutional clients and high net worth individuals. He is a graduate of Touro College in New York City. In addition to his board responsibilities, Mr. Lyons will join the Audit Committee as the financial expert, and the Nominating Committee.

Mr. Mansfield is currently the Managing Member of Pacific Ridge Capital, a boutique investment banking platform focused on middle market M&A primarily in the Technology, Aerospace/Defense and Healthcare sectors. Prior to that he served as President of an investment banking platform, Meridian Capital Group Inc. during which he actively oversaw a broad portfolio of investment companies.  Meridian Capital Group, Inc was subsequently purchased by E*OFFERING, the investment bank of E*TRADE Corp. After the sale of Meridian, Mr. Mansfield was recruited as a turnaround manager to facilitate the exit of stressed companies within a venture capital fund’s portfolio.  Additionally, he designed and facilitated strategic planning workshops throughout the world for the senior management of companies such as Bell Canada, Dow Corning, Kodak, Casa Cuervo, Covance and Pep Boys. He has been a guest lecturer at University of California, Los Angeles (UCLA), Webster University and Santa Ana College and is a member of the advisory board for the Center of Unconventional Security Affairs, University of California, Irvine (UCI). Mr. Mansfield received an MBA from the Harvard Graduate School of Business and a BA (Top Honors) from the Royal Military College of Canada; after graduation he was commissioned and served four years as a Naval Officer. He is on the Board of the Harvard Business School Association of Orange County (HBSAOC) and is the Co - Chair of the HBSAOC monthly networking breakfast. In addition to his board responsibilities Mr. Mansfield will join the Nominating and Compensation committees.

Also, on October 24, 2008, Mr. Goldfischer resigned from the board of directors of the Company. The resignation of Mr. Goldfischer was not as a result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Ulysses S. Curry, Jr., commented, “Since my appointments as Chairman and Interim CEO, the senior management team and I have been working diligently on several issues. Our first course of action has been to identify and elect a strong and well diversified board. I am very pleased to be able to announce today the addition of these talented and dedicated individuals who will help guide us through our transition period. As you can plainly see, Mart Bailey, Jason Lyons and Mark Mansfield are seasoned business people who have impressive accomplishments and qualifications; and bring insights and relationships which can be crucial in executing our business model.”

The Company believes that each of Mr. Bailey, Mr. Lyons, Mr. Mansfield is an “independent director” as that term is defined by NASDAQ Marketplace Rule 4200. The Company also believes that they are able to read and understand fundamental financial statements, did not participate in the preparation of the financial statements of the Company or any subsidiary during the past three years, and they meet the requirements of independence set forth in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended.

About ZVUE Corporation

ZVUE Corporation (NASDAQ: ZVUE - News) is a global digital entertainment company. Its Pospsauce Network (comprised of eBaumsWorld.com, Putfile.com, Holylemon.com, UnOriginal.co.uk, YourDailyMedia.com, Dorks.com, FunMansion.com and ZVUE.com) is consistently among the top-five companies providing user-generated video online. ZVUE™ personal media players are mass-market priced and currently available for purchase online and in Wal-Mart stores throughout the U.S. For more information, visit www.zvue.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Statements made in this release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “plans” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) future financial results and financing requirements; (ii) development of new products and service offerings; (iii) the Company’s ability to monetize, grow users and obtain synergies from acquired user-generated content providers; (iv) the Company’s ability to integrate acquisitions; (v) the effectiveness, profitability, and marketability of the Company’s current and prospective products and services; (vi), the impact of current, pending, or future legislation and regulation on the Company’s industry; and (vii) the impact of competitive products, services, pricing or technological changes. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-KSB filed with the SEC for the fiscal year ended December 31, 2007. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise

For ZVUE Corporation
Contact:
American Capital Ventures
Howard Gostfrand, 305-918-7000 (Investors)
hg@amcapventures.com